Williams & Webster, P.S.
               Certified Public Accountants & Business Consultants
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Board  of  Directors
Reese  Corp.
Vancouver,  BC

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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We  consent  to  the use of our report dated February 17, 2004, on the financial statements of Reese Corp. as of June 30, 2003 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/  Williams  &  Webster,  P.S.

Williams  &  Webster,  P.S.
Spokane,  Washington

March  4,  2004


  Members of Private Companies Practice Section, SEC Practice Section, AICPA and
                                      WSCPA
   Bank of America Financial Center - 601 W. Riverside, Suite 1940 - Spokane, WA
                                      99201
      Phone (509) 838-5111 - Fax (509) 838-5114 - www.williams-webster.com